UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2006

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Change of Control Severance Agreements

On May 4, 2006, the Board of Directors (the “Board”) of Polycom, Inc. (the “Company”), upon the prior review and recommendation of the Compensation Committee of the Board of Directors at its April 11, 2006 meeting, approved certain clarifying amendments to the change of control severance agreements (“COC Agreements”) that were previously adopted by the Board and that have been entered into with executive and non-executive officers of the Company (including the Company’s Named Executive Officers). The Board originally approved, and the Company entered into, the COC Agreements with certain of the Company’s senior executive officers in March 2001, which provided, among other provisions, for the acceleration in full of the covered executive’s stock options upon the occurrence of certain change of control events. Under the Company’s 2004 Equity Incentive Plan approved by the shareholders in June 2004, the Board (or the Compensation Committee) may issue other types of equity incentive awards in addition to stock options.

The amendments are intended to clarify and provide that all equity awards that may be granted to covered executives under the Company’s 2004 Equity Incentive Plan are treated equally, and thus vest in full, upon a change of control. This includes the award of performance shares, which vest according to predetermined corporate performance criteria, and which were awarded to senior management in February 2006 by the Compensation Committee. The performance shares were issued at a ratio below 1:1 of standard stock option grants, and no annual stock options were granted in 2006 to the executives receiving performance shares.

The amendments to the COC Agreements provide for the following in certain circumstances upon a change of control:

•	Full vesting of performance shares subject to such executive officer’s performance share awards, if any, and the payment of such vested performance shares as soon as practicable following such executive officer’s date of termination; and

•	Full vesting of, and the immediate right to exercise, any other outstanding awards that may be issued under the Company’s stock plans in addition to stock options and performance shares, as well as the lapsing of any restrictions on such awards and the determination that all performance goals or other vesting criteria related to such awards have been achieved at target levels and that all other terms and conditions of such awards have been satisfied.

The Board also approved certain amendments to the COC Agreements at this time intended to address certain tax consequences under Section 409A of the Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1.	Form of Amended Change of Control Severance Agreement with the Chief Executive Officer.

10.2.	Form of Amended Change of Control Severance Agreement with the Chief Financial Officer.

10.3.	Form of Amended Change of Control Severance Agreement with Certain Executive Officers of the Registrant other than the Chief Executive Officer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Vice President, General Counsel, and Secretary

Date: May 10, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended Change of Control Severance Agreement with the Chief Executive Officer.

10.2	Form of Amended Change of Control Severance Agreement with the Chief Financial Officer.

10.3	Form of Amended Change of Control Severance Agreement with Certain Executive Officers of the Registrant other than the Chief Executive Officer and Chief Financial Officer.